BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0103942008-8
Barbara K. Cegavske (signature)	Filing Number 20201085626
Secretary of State State Of Nevada	Filed On 12/4/2020 9:47:00 AM
	Number of Pages 2

ABOVE SPACE IS FOR OFFICE USE ONLY

Termination of Amendment/Certificate Pursuant to 78.209/ Conversion/Exchange/Merger

NRS 78.380,78.390, 78.209, 86.221, 86.226 and 92A.175/92A.240

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information:

Name of entity terminating an Amendment or Certificate pursuant to 78.209: Novo Integrated Sciences, Inc.

Termination of Conversion, Exchange or Merger:

The name of each Constituent, Merging or Acquired entity:

The name of each Resulting, Surviving or Acquiring Entity:

(If more than two entities, attach additional page(s) if necessary)

Entity or Nevada Business Identification Number (NVID): NV20081035478

2. Type Termination: (Select one)

☐ Certificate of Termination of Amendment For a Nevada Profit Corporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned affirmatively declare that to the date of this certificate, no voting stock of the corporation has been issued and that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors

☒ Certificate of Termination of Amendment For Nevada Profit Corporation (Pursuant to NRS 78.390 - After Issuance of Stock)

Pursuant to the resolution of the stockholders, the board of directors is authorized to terminate the effectiveness of the certificate.

☐ Certificate of Termination of Filing Pursuant to NRS 78.209

☐ Certificate of Termination of Amendment For a Nevada Limited-Liability Company (Pursuant to NRS Chapter 86.221 and 86.226) (select one)

☐ No member's interest in the limited-liability company has been issued and the undersigned declare that they constitute at least two-thirds of the Managers.

☐ Pursuant to the resolution of the members, the manager of the company or, if management is not vested in a manager, a designated member is authorized to terminate the effectiveness of the certificate

☐ Certificate of Termination of Articles of Merger, Exchange or Conversion (Pursuant to NRS Chapter 92A)

The below mentioned filing has been terminated pursuant to the plan.

3. Effective Date: Effective date, as specified, on the certificate or original document: 12/10/2020

4. Filing Date: Filing date of the original certificate with the Nevada Secretary of State: 11/23/2020

5. Description: Description of the certificate to be terminated or original document filed: Certificate of Amendment to effect a reverse split.

Form will be returned if unsigned.
This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Termination of Amendment/Certificate Pursuant to 78.209/ Conversion/Exchange/Merger

NRS 78.380,78.390, 78.209, 86.221, 86.226 and 92A.175/92A.240

6. Signature(s): (Required)

Termination of Amendment or Certificate Pursuant to 78.209:

Based on type of termination being filed must be signed by: (see page one, section 2 of this form)

a. Incorporator
b. Director
c. Stockholder
d. Manager
e. Member

Conversion/Exchange/Merger Termination:

This Termination of Conversion/Exchange/Merger must be signed by one of the following:

a. An officer of a corporation, whether or not for profit
b. One of the general partners of a limited partnership
c. A manager of a limited-liability company with managers or by one member of a limited-liability company without managers
d. A trustee of a business trust
e. One general partner of a general partnership

The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it. (NRS 92A.230)

Upon the filing of this certificate with the Nevada Secretary of State the effectiveness of the certificate has been terminated.

Signature	Title	Date
X /s/ Christopher David	President	12/03/2020
X Michael Gaynor	Secretary	12/03/2020
X		

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Form will be returned if unsigned.
This form must be accompanied by appropriate fees.